UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 4, 2023

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1000 Ballpark Way Suite 400
Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Issuance of Senior Notes due 2031

On May 3, 2023, Six Flags Entertainment Corporation (the “Company”) issued $800,000,000 of its 7.250% Senior Notes due 2031 (the “Notes”). The offering and sale of the Notes were made only to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” pursuant to Regulation S under the Securities Act.

The net proceeds from the issuance of the Notes, together with other available cash, including borrowings under the Revolving Facility (as defined below), will be used to repurchase any and all of the outstanding 4.875% Senior Notes due 2024 (the “2024 Notes”) pursuant to the Company’s previously announced tender offer (the “Tender Offer”) and pay related fees and expenses.

2031 Notes Indenture

The Notes were issued pursuant to an indenture, dated as of May 3, 2023 (the “Indenture”), among the Company, each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Interest and Maturity

The Notes will accrue interest at a rate of 7.250% per annum, payable in cash semi-annually, in arrears, on May 15 and November 15 of each year, beginning on November 15, 2023. The Notes will mature on May 15, 2031.

Guarantees, Security and Ranking

The Notes are guaranteed on a senior unsecured basis by the Company’s current and future wholly-owned domestic restricted subsidiaries that are borrowers under or that guarantee the Credit Facility (as defined below) or that incur or guarantee certain capital markets debt securities of the Company or any guarantor, subject to certain exceptions. The Notes and the related guarantees rank equally in right of payment with all of the Company’s and the guarantors’ senior indebtedness. The Notes and the related guarantees rank effectively junior to all of the Company’s and the guarantors’ secured obligations to the extent of the value of the collateral securing such obligations, including the obligations of the Company and the guarantors pursuant to their guarantees or borrowings under the Credit Facility and Six Flags Theme Parks Inc.’s 7.000% Senior Secured Notes due 2025. The Notes and the related guarantees rank senior in right of payment to any of the Company’s and the guarantors’ future indebtedness that is expressly subordinated to the Notes or guarantees. The Notes and the related guarantees rank structurally junior to all debt and other liabilities of the Company’s subsidiaries that are not guarantors of the Notes.

Redemption

The Company may redeem some or all of the Notes on or after May 15, 2026 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption. Prior to May 15, 2026, the Company may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 107.250%, together with accrued and unpaid interest, if any, to, but not including, the date of redemption, with the net cash proceeds of certain equity offerings. In addition, the Company may, at its option, redeem some or all of the Notes prior to May 15, 2026, by paying a make-whole premium, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Restrictive Covenants

The Indenture contains restrictive covenants that limit the ability of the Company and the Company’s restricted subsidiaries to, among other things: incur additional debt or issue preferred stock; create liens; create restrictions on the Company’s subsidiaries’ ability to make payments to the Company; pay dividends and make other distributions in respect of the Company’s and its restricted subsidiaries’ capital stock; redeem or repurchase the Company’s capital stock or prepay subordinated indebtedness; make certain investments or certain other restricted payments; guarantee indebtedness; designate unrestricted subsidiaries; sell certain kinds of assets; enter into certain types of transactions with affiliates; and effect mergers or consolidations. These covenants are subject to important exceptions and qualifications set forth in the Indenture. Certain of these covenants will be suspended if the Notes are assigned an investment grade rating from any two of Fitch Ratings, Inc., Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing.

The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The foregoing description of the Indenture and the Notes are qualified in their entirety by reference to the complete text of the agreements filed, respectively, as Exhibits 4.1 and 4.2 hereto, and are incorporated by reference herein.

Revolving Facility Extension and Upsize

Also on May 3, 2023, the Company, Six Flags Operations Inc., Six Flags Theme Parks Inc. (the “Borrower”) and the subsidiary guarantors entered into two amendments (the “Amendments”) to their existing second amended and restated senior secured credit facility entered into on April 17, 2019 (as so amended, the “Credit Facility”), which, among other things, (i) establish a $500 million replacement revolving credit facility maturing in May 2028 (the “Revolving Facility”), refinancing the $350 million existing revolving credit commitments under the Credit Facility in full, (ii) maintain the same interest rate margins on borrowings under the Revolving Facility as are currently in effect, while reducing the fee on unused revolving commitments to 0.5%, stepping down to 0.375% upon achieving a senior secured leverage ratio of less than 1.25:1.00, (iii) replace LIBOR as the interest rate benchmark for borrowings under the Revolving Facility and the Tranche B term loan facility under the Credit Facility with Term SOFR, (iv) modify the maximum senior secured leverage ratio that the Borrower must maintain to 4.50:1.00 for the four fiscal-quarter periods ending on or about December 31, 2022, March 31, 2023, and June 30, 2023, 4.25:1.00 for the four fiscal-quarter period ending on or about September 30, 2023, and each four fiscal-quarter period thereafter through the four fiscal-quarter period ending on or about June 30, 2024, and 3.75:1.00 for the four fiscal-quarter period ending on or about September 30, 2024, and each four fiscal-quarter period thereafter, and (v) make certain other changes to the covenants and other terms of the Credit Facility.

The foregoing description of the Amendments to the Credit Facility are qualified in their entirety by reference to the complete text of the agreements filed as Exhibits 10.1 and 10.2 hereto, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On May 3, 2023, the Company issued press releases announcing the closing of the offering of the Notes, the expiration and final tender results of the Tender Offer to purchase for cash any and all of the $949,490,000 aggregate principal amount outstanding of the 2024 Notes and the closing of the Amendments to the Credit Facility. The Tender Offer expired at 5:00 p.m., New York City time, on May 2, 2023.

A copy of the press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, and are incorporated herein by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 3, 2023, among Six Flags Entertainment Corporation, each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 7.250% Senior Note due 2031 (included as Exhibit A to Exhibit 4.1).

10.1	Replacement Revolving Facility and Incremental Amendment to Second Amended and Restated Credit Agreement, dated as of May 3, 2023, among Six Flags Entertainment Corporation, Six Flags Operations Inc., Six Flags Theme Parks Inc., each of the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the replacement revolving lenders and incremental revolving lenders.

10.2	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of May 3, 2023, among Six Flags Entertainment Corporation, Six Flags Operations Inc., Six Flags Theme Parks Inc., each of the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release of Six Flags Entertainment Corporation, dated May 3, 2023, regarding the closing of the offering of the Notes.

99.2	Press Release of Six Flags Entertainment Corporation, dated May 3, 2023, regarding the expiration and final tender results of the Tender Offer.

99.3	Press Release of Six Flags Entertainment Corporation, dated May 3, 2023, regarding closing of the Amendments to the Credit Facility.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ Aimee Williams-Ramey
	Name:	Aimee Williams-Ramey
	Title:	Chief Legal Officer and Corporate Secretary

Date: May 4, 2023